Power of Attorney

February 3, 2005

	I, Dean Personne, hereby designate and authorize each

of Jack Menache and Anita Paque to sign and file Forms 3,

4, and 5, for me and on my behalf, with the Securities and

Exchange Commission and the NASDAQ stock exchange, and to

obtain SEC and Edgar filing access codes for me and on my

behalf, all with the same force and effect as if I had

personally affixed my signature thereto.  This power of

attorney shall remain in effect until February 2, 2006, or

until sooner terminated by written notice to Jack Menache,

Anita Paque and the Securities and Exchange Commission.


	Dean Personne